Exhibit 24.1

POWER OF ATTORNEY

Dated:  November 18, 2015

KNOW ALL PERSONS BY THESE PRESENTS, THAT:

WHEREAS, First Midwest Bancorp, Inc. (the “Company”), a Delaware corporation, proposes to file with the United States Securities and Exchange Commission (the “SEC”), under the provisions of the Securities Act of 1933, as amended, a Registration Statement or Statements on Form S-4 for the issuance of shares of the Company’s Common Stock in connection with the proposed merger of NI Bancshares Corporation (“NIBC”), a Delaware corporation, with and into the Company pursuant to the Agreement and Plan of Merger between NIBC and the Company, dated as of November 12, 2015; and

WHEREAS, each of the undersigned is a director of the Company.

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Michael L. Scudder, Mark G. Sander, Paul F. Clemens and Nicholas J. Chulos, and each of them acting alone, as his or her true and lawful attorney-in-fact, with full and several powers of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to execute and file such Registration Statement or Statements, and thereafter to execute and file any and all amended Registration Statements and amended prospectuses or amendments (including post-effective amendments) or supplements to any of the foregoing, hereby giving and granting to each of such attorneys-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that such attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney on the date first written above.

SIGNATURE	CAPACITY

/s/ Barbara A. Boigegrain	Director
Barbara A. Boigegrain

/s/ John F. Chlebowski, Jr.	Director
John F. Chlebowski, Jr.

SIGNATURE	CAPACITY

/s/ Brother James Gaffney, FSC	Director
Brother James Gaffney, FSC

/s/ Phupinder S. Gill	Director
Phupinder S. Gill

/s/ Peter J. Henseler	Director
Peter J. Henseler

/s/ Patrick J. McDonnell	Director
Patrick J. McDonnell

/s/ Robert P. O’Meara	Director
Robert P. O’Meara

/s/ Ellen A. Rudnick	Director
Ellen A. Rudnick

/s/ Michael J. Small	Director
Michael J. Small

/s/ John L. Sterling	Director
John L. Sterling

/s/ J. Stephen Vanderwoude	Director
J. Stephen Vanderwoude